1 FEBRUARY 20, 2025 FOURTH QUARTER AND FULL-YEAR 2024 EARNINGS RESULTS PRESENTATION Cambria Hotels, Nashville Midtown, TN

Forward-looking Statements Information set forth herein includes “forward-looking statements.” Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward- looking terminology, such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume,” or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions, and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of Choice’s revenue, expenses, EBITDA, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, and Choice’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties, and other factors. Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; changes in consumer demand and confidence, including consumer discretionary spending and the demand for travel, transient and group business; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the company’s relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. 2

Table of Contents 1. Fourth Quarter and Full-Year 2024 Results 2. Outlook 3. Appendix 3 Hotel Faranda Rias Altas, Ascend Hotel Collection, Oleiros, Spain

1 Fourth Quarter and Full-Year 2024 Results 4WoodSpring Suites Lobby

Fourth Quarter and Full-Year 2024 Performance

System Growth

Global Openings +21% vs. FY '23

Global Rooms +3.3% vs. FY '23

Domestic Rooms[1] +4.3% vs. FY '23

International Rooms +4.4% vs. FY '23

Global Rooms Pipeline 98% within more Revenue-Intense Brands

Domestic RevPAR Growth

+4.5% vs. Q4 '23

Outperformed Industry by 90 bps

Rewards Program Members

69 million

+8% vs. FY '23

Organic Growth **Record**

Effective Royalty Rate Growth

+7 bps vs. FY '23

Strategic Partnership

with the industry's premier resort operator:

WESTGATE RESORTS

Added 14,000+ rooms

1. For Upscale, Midscale, and Extended Stay segments.

5

Full-Year 2024 Financial Performance Revenues Profitability $6.88 Adj. diluted EPS $604.1M Adj. EBITDA2 +12% YoY +13% YoY Balance SheetShareholder Returns ~$700M>$435M $946.6M Adjusted Revenues1 >6%>3M In cash dividends and share repurchases3 shares repurchased4 of shares outstanding4 Available liquidity 6 1. Reflects revenues, excluding reimbursable revenue from franchised and managed properties, which are calculated as total revenues of $1,584.8 million net of reimbursable revenue of $638.2 million for the full year ending December 31, 2024. 2. Reported net income was $299.7 million for the full year ending December 31, 2024. 3. Reflects $55.5 million in cash dividends and $382.1 million in share repurchases during the full year ending December 31, 2024. 4. As of December 31, 2023. +13% YoY Exceeded guidance Exceeded guidance $332.4M Adj. Net Income2 +7% YoY Exceeded guidance

Three Months Ended December 31, 2024 Year Ended December 31, 2024 Reimbursable Non- Reimbursable Total Reimbursable Non- Reimbursable Total Revenues Other revenue from franchised and managed properties $ 161,116 $ 39,685 $ 200,801 $ 638,192 $ 155,458 $ 793,650 Expenses Operating expenses 154,487 25,187 179,674 656,344 92,510 748,854 Depreciation and amortization — 2,749 2,749 — 8,671 8,671 Other expenses from franchised and managed properties 154,487 27,936 182,423 656,344 101,181 757,525 Operating income $ 6,629 $ 11,749 $ 18,378 $ (18,152) $ 54,277 $ 36,125 Adjusted EBITDA $ 14,498 $ 62,948 Year-over-year increase 16% 234% Details on Reimbursable Revenues and Expenses 7

8 $ in Millions Free Cash Flow Conversion Ratio FY 2024 FY 2023 Net Operating Cash Flow $ 319.4 $ 296.6 Key Money $ 112.2 $ 98.3 Operating Cash Flow excl. Key Money $ 431.6 $ 394.9 Maintenance Capex $ 39.1 $ 47.7 Adj. Free Cash Flow $ 392.5 $ 347.2 Adj. EBITDA $ 604.1 $ 540.5 FCF Conversion Ratio 65% 64%

9 3 Outlook Everhome Suites Lobby

2025 Revenue SensitivitiesAdj. Diluted EPS1 Full-Year 2025 Outlook 1% 1bps 1% Increase in domestic RevPAR = ~$4.9M in royalties Increase in effective royalty rate = ~$1M in royalties Increase in global rooms growth = ~$5.2M in royalties 1% to 2% vs. FY ’24 mid-single digits vs. FY ’24 Approx. 1% vs. FY ’24 $625M to $640M Adj. EBITDA2 RevPAR Growth 1. Diluted EPS is expected to range between $6.04 and $6.29 for full-year 2025. 2. Net Income is expected to range between $288 million and $300 million for full-year 2025, assuming an effective tax rate of 25.0%. Effective Royalty Rate Growth Global Rooms System Size Growth $6.98 to $7.24 10 Adj. Net Income2 $333M to $345M

4 Appendix 11 Cambria Hotel Boston Sommerville, MA

Non-GAAP Financial Measurements and Other Definitions The company evaluates its operations utilizing the performance metrics of EBITDA, adjusted EBITDA, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibits 6 and 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income and EPS. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below. In addition to the specific adjustments noted below with respect to each measure, the adjusted EBITDA, adjusted net income and adjusted EPS presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related to business combination, due diligence and transition (recoveries) costs, expenses associated with legal claims, (gain) loss on the sale of equity securities, net of dividend income purchased in contemplation of the proposed acquisition of Wyndham Hotels, global ERP system implementation and related costs, performance under limited debt payment guaranties and gain on sale of a hotel owned through an unconsolidated joint venture to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges. Earnings Before Interest, Taxes, Depreciation, and Amortization and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, impairments and gains on sale of business and assets, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates and (gain) loss on extinguishment of debt. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider EBITDA and adjusted EBITDA to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in selling, general and administrative (SG&A) expenses are excluded from adjusted EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties and gains on extinguishment of debt. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company does not operate these programs to generate a profit and has the contractual rights to adjust future collections or assess additional fees to recover prior period expenditures. The company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. The reimbursement for franchise and management services is typically billed and collected monthly, based on the underlying hotel’s sales or usage, while the associated costs are recognized as incurred by the company, creating timing differences with the net effect impacting net income in the reporting period. These timing differences are due to our discretion to spend in excess of the revenues earned or less than the revenues earned in a single period to ensure that the programs are operated in the best long-term interests of our franchised and managed properties. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allows for period-over-period comparisons of our ongoing operations. 12

Non-GAAP Financial Measurements and Other Definitions Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided. Average Daily Rate (ADR): ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided. Revenue Per Available Room (RevPAR): RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods. Pipeline: Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development. 13

Reconciliation of Non-GAAP Measures

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

($ millions)	Q4 2024*	Q4 2023*	FY 2024*	FY 2023*
Net Income	**$75.8**	**$29.0**	**$299.7**	**$258.5**
Adjustments				
Impairments of long-lived assets	–	2.8	–	2.8
(Gain) Loss on extinguishment of debt	–	(3.4)	03	(3.4)
(Gain) Loss on investments in equity securities, net of dividend income	–	(3.0)	5.1	(3.0)
Operational restructuring charges	3.7	2.8	4.3	4.2
Franchise agreement acquisition cost (recoveries) charges	(0.9)	2.3	(0.9)	2.3
Business combination, diligence and transition (recoveries) costs	(0.4)	19.3	13.0	42.4
Limited payment guaranty charge	–	–	–	1.2
Expenses associated with legal claims	–	–	1.8	–
Gain on sale of an affiliate	–	–	(5.4)	–
Net reimbursable (surplus) deficit from franchised and managed properties	(5.1)	22.0	13.6	6.4
Global ERP system implementation and related costs	0.6	–	1.0	–
Adjusted Net Income	**$73.7**	**$71.8**	**$332.4**	**$311.5**

	Q4 2024*	Q4 2023*	FY 2024*	FY 2023*
Diluted Earnings Per Share	**$1.59**	**$0.58**	**$6.20**	**$5.07**
Adjustments				
Impairments of long-lived assets	–	0.06	–	0.06
(Gain) Loss on extinguishment of debt	–	(0.07)	0.01	(0.07)
(Gain) Loss on investments in equity securities, net of dividend income	–	(0.06)	0.11	(0.06)
Operational restructuring charges	0.08	0.06	0.09	0.08
Franchise agreement acquisition cost recoveries (charges)	(0.02)	0.05	(0.02)	0.05
Business combination, diligence and transition (recoveries) costs	(0.01)	0.39	0.27	0.83
Limited payment guaranty charge	–	–	–	0.02
Expenses associated with legal claims	–	–	0.04	–
Gain on sale of an affiliate	–	–	(0.11)	–
Net reimbursable (surplus) deficit from franchised and managed properties	(0.10)	0.43	0.27	0.13
Global EPR system implementation and related costs	0.01	–	0.02	–
Adjusted Diluted Earnings Per Share (EPS)	**$1.55**	**$1.44**	**$6.88**	**$6.11**

* Figures are calculated using guidelines from the ASC 606 Revenue Recognition Standard.

14

Reconciliation of Non-GAAP Measures

ADJUSTED EBITDA

($ millions)	Q4 2024*	Q4 2023*	FY 2024*	FY 2023*	FY 2022*	FY 2021*	FY 2020*	FY 2019*	FY 2018*
Net Income	**$75.8**	**$29.0**	**$299.7**	**$258.5**	**$332.2**	**$289.0**	**$75.4**	**$222.9**	**$216.4**
Income tax expense	25.9	6.7	96.0	78.4	104.7	87.5	(22.4)	47.1	56.9
Interest expense	21.1	17.3	87.1	63.8	43.8	46.7	49.0	46.8	45.9
Interest income	(2.1)	(1.9)	(8.6)	(7.8)	(7.3)	(5.0)	(7.7)	(10.0)	(7.5)
Other loss (gain)	1.8	(7.9)	1.6	(10.6)	7.0	(5.1)	(4.5)	(4.9)	1.4
Loss (gain) on extinguishment of debt	–	(4.4)	0.3	(4.4)	–	–	16.6	7.2	–
Equity in net (gain) loss of affiliates, net of impairments	(3.2)	(1.0)	(12.3)	(2.9)	(1.9)	3.4	9.0	9.6	5.3
Loss on impairment of unconsolidated joint ventures	–	–	–	–	(16.1)	12.7	21.0	–	–
Impairment of long-lived assets	–	3.7	–	3.7	–	–	–	14.9	7.0
Depreciation and amortization	10.7	10.2	43.3	39.7	30.4	24.8	25.8	18.8	14.3
Depreciation and amortization - reimbursables	2.7	1.1	8.7	8.5	–	–	–	–	–
Mark to market adjustments on non-qualified retirement plan investments	0.2	3.4	7.4	6.3	(5.9)	5.6	4.1	4.8	(1.3)
Operational restructuring (net benefit) charges	4.9	3.7	5.7	5.5	6.7	0.8	9.6	1.5	–
Share-based compensation	5.6	4.6	21.1	21.1	19.1	11.4	3.8	8.8	–
Business combination, diligence and transition (recoveries) costs	(0.5)	25.2	17.2	55.8	32.9	–	–	–	–
Exceptional allowances attributable to COVID-19	–	–	–	–	(1.2)	5.2	7.3	–	–
Extraordinary termination fees from franchisees	–	–	–	–	(22.6)	–	–	–	–
Net reimbursable (surplus) deficit from franchised and managed properties	(6.6)	29.2	18.2	8.5	(52.1)	(83.4)	44.3	1.7	(9.4)
Limited payment guarantee charge	–	–	–	1.6	–	–	–	–	–
Acquisition related transition and transaction costs	–	–	–	–	–	–	–	–	6.9
Expenses associated with legal claims	–	–	2.4	–	–	3.0	3.0	–	–
Franchise agreement acquisition costs amortization and charges	3.4	6.3	15.0	14.7	9.0	7.5	6.4	4.5	5.1
Global ERP system implementation and related costs	0.8	–	1.4	–	–	–	–	–	–
Adjusted EBITDA	**$140.4**	**$125.0**	**$604.1**	**$540.5**	**$478.6**	**$403.6**	**$240.7**	**$373.7**	**$341.0**

* Figures are calculated using guidelines from the ASC 606 Revenue Recognition Standard.

15

Reconciliation of Non-GAAP Measures for Full-Year 2025 EBITDA AND ADJUSTED EBITDA (in thousands) Full Year (Lower Range) Full Year (Upper Range) Net Income $ 288,000 $ 300,000 Income tax expense 96,000 100,000 Interest expense 88,200 87,500 Interest income (7,200) (7,200) Other loss 500 500 Equity in net gain of affiliates (2,900) (2,900) Depreciation and amortization 57,000 57,000 EBITDA $ 519,600 $ 534,600 Share-based compensation 22,400 22,400 Franchise agreement acquisition costs amortization and charges 23,200 23,200 Net reimbursable deficit from franchised and managed properties 50,000 50,000 Global ERP system implementation and related costs 6,100 6,100 Operational restructuring charges 3,700 3,700 Adjusted EBITDA $ 625,000 $ 640,000 ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS) (in thousands, except per share amounts) Full Year (Lower Range) Full Year (Upper Range) Net income $ 288,000 $ 300,000 Adjustments Net reimbursable deficit from franchised and managed properties 37,800 37,800 Global ERP system implementation and related costs 4,500 4,500 Operational restructuring charges 2,700 2,700 Adjusted Net Income $ 333,000 $ 345,000 Diluted Earnings Per Share $ 6.04 $ 6.29 Adjustments Net reimbursable deficit from franchised and managed properties 0.80 0.80 Global ERP system implementation and related costs 0.09 0.09 Operational restructuring charges 0.05 0.06 Adjusted Diluted Earnings Per Share (EPS) $ 6.98 $ 7.24 16* Figures are calculated using guidelines from the ASC 606 Revenue Recognition Standard.